SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              ___________________


                                    FORM 8-K
                                 Current Report

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): Febuary 7, 2000

                         First West Chester Corporation
      _____________________________________________________________________
             (Exact name of registrant as specified in its charter)

                                  Pennsylvania
      _____________________________________________________________________
                 (State or other jurisdiction of incorporation)

               0-12870                                      23-2288763
      __________________________               _________________________________
        (Commission File No.)                  (IRS Employer Identification No.)

              9 North High Street, West Chester, Pennsylvania 19380


                               (610) 344-2686
                         _____________________________
                         Registrant's Telephone Number


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ITEM 5.

         On Febuary 7, 2000, the Board of Directors of First West Chester Corporation authorized the repurchase of up to $2 million worth of Common Stock through open market transactions.

Attached as Exhibit 99.1, is a press release relating to this event.

ITEM 7.  EXHIBITS

         99.1 Press Release dated February 7, 2000

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:   Febuary 7, 2000                     FIRST WEST CHESTER CORPORATION


                                             By:/s/Charles E.Swope
                                             ___________________________________
                                             Charles E. Swope,
                                             Chairman of the Board and President

                                  EXHIBIT 99.1

                                  ANNOUNCEMENT

               FIRST WEST CHESTER CORPORATION PLANS TO REPURCHASE
                                $2 MILLION WORTH
                                    OF STOCK


         (February 7, 2000--WEST CHESTER) President Swope announced that the Board of Directors authorized the repurchase of up to $2 million worth of Common Stock through open market transactions. The shares will be purchased from time to time depending upon market conditions.

         President Swope stated, "the stock repurchase program is a prudent use of capital in the current market environment. Our strong financial position and growth makes the repurchase of shares an attractive investment opportunity, which we believe will benefit the Corporation and our shareholders."

         First West Chester Corporation is the holding company for The First National Bank of West Chester, a financial institution with approximately $512 million in commercial assets and $426 million in Financial Management Services' assets, as of December 31, 2000. The First National Bank of West Chester operates 12 banking offices in Chester County.

         First West Chester Corporation has 4,545,157 outstanding shares of common stock, which are traded in the over-the-counter market under the symbol of "FWCC." For more information, please contact John C. Stoddart, Shareholder Relations Officer, at (610) 344-2686 or visit our new, improved website www.fnbwestchester.com.
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